Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his/her capacity as an officer of MeadWestvaco Corporation (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
    the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: August 14, 2002

/s/ John A. Luke, Jr.

Name: John A. Luke, Jr.
Title: Chief Executive Officer

/s/ Karen R. Osar

Name: Karen R. Osar
Title: Chief Financial Officer